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                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                     FORM 8-K



                                  CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported):  May 1, 2000



                              MOD-U-KRAF HOMES, INC.
            (Exact name of registrant as specified in its charter)



        Virginia	  	                   0-7093	              54-0893908
(State or other jurisdiction     (Commission File No.)    I.R.S. Employer
      of incorporation)		                              (Identification No.)


                              P. O. Box 573
                      Rocky Mount, Virginia  24151
                (Address of principal executive offices)



                             (540) 483-0291
          (Registrant's telephone number, including area code)



                                  N/A
     (former name or former address, if changed since last report)

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Item 5.		Other Events.

	Filed herewith as Exhibit 99.1 is a press release issued on May 1, 2000 announcing the execution of an Agreement and Plan of Merger dated as of May 1, 2000 (the "Merger Agreement"), by and among Mod-U-Kraf Homes, Inc.
(the "Company"), Coachmen Industries, Inc. ("Parent") and Coachmen
Acquisition Corporation, a wholly owned subsidiary of Parent ("Purchaser").
The Merger Agreement provides for the statutory merger of Purchaser with and into the Company (the "Merger") pursuant to which each share of common stock, $1.00 par value per share (collectively, the "Shares"), of the Company, shall be canceled and extinguished, and automatically converted into the right to receive from the Parent, upon surrender of the certificate representing such Shares, $11.75 per Share. Following the consummation of the Merger, the Company will continue as the surviving corporation and will be a wholly owned subsidiary of Parent. The foregoing is qualified in its entirety by reference to the complete text of the Press Release which is filed as
Exhibit 99.1 hereto.


Item 7.		Financial Statements, Pro Forma Financial Information and Exhibits

		(c)		Exhibits

		99.1		Press Release issued on May 1, 2000.


                                      Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 MOD-U-KRAF HOMES, INC.

Date:   May 4, 2000	By: 		          By:
                                    Name:	Steven T. Montgomery
                                    Title:  	Controller



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                                             EXHIBIT 99.1

Coachmen Signs Contract to Acquire Mod-U-Kraf

ELKHART, Ind., May 1 /PRNewswire/ -- Coachmen Industries, Inc. (NYSE: COA) of Elkhart, Indiana announced today that they have entered into a definitive agreement to acquire Mod-U-Kraf Homes, Inc. (OTC: MODU) for $11.75 per share, or a total consideration of nearly $10 million. This culminates months of negotiations and due diligence that began in earnest in January and resulted in a letter of intent to acquire all outstanding shares on March 13, 2000. Closing of the transaction is expected in mid-June, subject to approval of the shareholders of Mod-U-Kraf and other normal closing conditions. The definitive agreement provides for a significant break-up fee payable to Coachmen in certain circumstances.

This transaction adds to Coachmen's expanding modular home sector. Mod-U-Kraf, who will retain both management and employees, will operate as a separate entity under the Coachmen Housing Group.

"We are very pleased to have Mod-U-Kraf as part of the Coachmen family.
They complement our existing modular business perfectly, and is another step forward in our strategic plan to expand that segment of our business,'' said Claire C. Skinner, Chairman and CEO of Coachmen Industries, Inc. "As a result of this acquisition, we will solidify our position as the leading manufacturer of modular housing in the United States."

"We are very excited about joining forces with Coachmen in a market that has been experiencing double digit growth and continues to see strong consumer demand,'' noted Dale H. Powell, Mod-U-Kraf's President and Board Chairman. "We share the same philosophies about our customers, employees and the communities in which we work.''

Coachmen Industries, Inc. is one of the nation's leading producers of recreation vehicles. The Company's All American Homes division is America's leading producer of modular homes. Unlike the manufactured housing industry, Coachmen's modular homes are built to local codes versus HUD codes. Recreation vehicles comprised eighty three percent of Coachmen's 1999 sales and modular homes represented seventeen percent.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to the potential fluctuations in the Company's operating results, the implementation of the new enterprise-wide software, the availability of gasoline, the Company's dependence on chassis suppliers, interest rates, competition, government regulations, and other risks identified in the Company's SEC filings.